As filed with the Securities and Exchange Commission on April 23, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Dow Inc.

(Exact name of registrant as specified in its charter)

Delaware	30-1128146
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2211 H.H. Dow Way Midland, Michigan	48674
(Address of Principal Executive Offices)	(Zip Code)

Dow Inc.

2019 Stock Incentive Plan

(Full title of the plan)

Amy E. Wilson

General Counsel and Corporate Secretary

Dow Inc.

2211 H.H. Dow Way

Midland, Michigan 48674

(989) 636-1000

(Name and address of agent for service)

Copy to:

Kerry S. Burke

Covington & Burling LLP

One CityCenter, 850 Tenth Street, N.W.

Washington, D.C. 20001-4956

(202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	50,000,000	$62.39	$3,119,500,000	$340,337.45

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of Dow Inc.’s Common Stock as reported on the New York Stock Exchange on April 22, 2021, which was $62.39 per share.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering an additional 50,000,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of Dow Inc. (the “Registrant”), which have been authorized and reserved for issuance under the Dow Inc. 2019 Stock Incentive Plan, as amended. Accordingly, the contents of the Registrant’s registration statement on Form S-8 filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 2, 2019 (File No. 333-230681) is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on February 5, 2021;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Commission on April 23, 2021;

(c) The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 5, 2021;

(d) The Registrant’s Current Reports on Form 8-K filed on February  11, 2021, March  4, 2021 (except information furnished under Item 7.01), March  25, 2021 and April 16, 2021 (except information furnished under Item 7.01); and

(e) The Registrant’s description of its Common Stock contained in Exhibit 4.5 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 21, 2020, filed with the Commission on February 5, 2021, including any amendments or reports filed for purposes of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.	Interest of Named Experts and Counsel.

The validity of the issuance of the Registrant’s Common Stock offered hereby has been passed on by Amy E. Wilson, General Counsel and Corporate Secretary of the Registrant. As of April 1, 2021, Ms. Wilson owns 6,366 shares of the Registrant’s common stock.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Dow Inc. (incorporated by reference to Exhibit 3.1 to Dow Inc.’s Current Report on Form 8-K filed with the Commission on April 2, 2019).

4.2	Amended and Restated Bylaws of Dow Inc. (incorporated by reference to Exhibit 3.2 to Dow Inc.’s Current Report on Form 8-K filed with the Commission on April 2, 2019).

5.1*	Opinion of Amy E. Wilson, General Counsel and Corporate Secretary.

23.1.1*	Consent of Independent Registered Public Accounting Firm for Dow Inc.

23.1.2*	Consent of Independent Registered Public Accounting Firm for The Dow Chemical Company.

23.2*	Consent of Ankura Consulting Group, LLC.

23.3*	Consent of Amy E. Wilson, General Counsel and Corporate Secretary (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page to this Registration Statement).

99.1	Dow Inc. 2019 Stock Incentive Plan, effective as of April 1, 2019 (incorporated by reference to Exhibit 4.4 to Dow Inc.’s Registration Statement on Form S-3 filed with the Commission on April 1, 2019).

99.2	First Amendment to Dow Inc. 2019 Stock Incentive Plan, effective as of April 15, 2021 (incorporated by reference to Exhibit 10.5.7 to Dow Inc.’s Current Report on Form 8-K filed with the Commission on April 16, 2021).

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Dow Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Midland, Michigan, on April 23, 2021.

DOW INC.

By:	/s/ Ronald C. Edmonds
Ronald C. Edmonds Controller and Vice President of Controllers and Tax

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jim Fitterling, Howard Ungerleider, Amy E. Wilson and Ronald C. Edmonds and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person hereby ratifying and confirming that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated on April 23, 2021.

Signature	Title

/s/ Jim Fitterling Jim Fitterling	Director, Chairman and Chief Executive Officer (Principal Executive Officer)

/s/ Howard Ungerleider Howard Ungerleider	President and Chief Financial Officer (Principal Financial Officer)

/s/ Ronald C. Edmonds Ronald C. Edmonds	Controller and Vice President of Controllers and Tax (Principal Accounting Officer)

/s/ Richard K. Davis Richard K. Davis	Lead Director

/s/ Samuel R. Allen Samuel R. Allen	Director

/s/ Gaurdie Banister Jr. Gaurdie Banister Jr.	Director

/s/ Wesley G. Bush Wesley G. Bush	Director

/s/ Debra L. Dial Debra L. Dial	Director

/s/ Jeff M. Fettig Jeff M. Fettig	Director

/s/ Jacqueline C. Hinman Jacqueline C. Hinman	Director

/s/ Luis Alberto Moreno Mejia Luis Alberto Moreno Mejia	Director

/s/ Jill S. Wyant Jill S. Wyant	Director

/s/ Daniel W. Yohannes Daniel W. Yohannes	Director